Exhibit 99.1

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

Highlights:

•	Full-year 2008 GAAP net loss from continuing operations of $191.7 million or $0.91 per diluted share vs. net loss from continuing operations of $48.4 million or $0.22 per diluted share in 2007

•	Fourth-quarter 2008 GAAP net loss from continuing operations of $686.9 million or $3.35 per diluted share vs. net loss from continuing operations of $292.9 million or $1.37 per diluted share in 2007

•

GAAP results include non-cash impairment charges related to goodwill, intangible assets and other long-lived assets of $1,127.6 million in the fourth quarter of 2008 and $460.3 million in the fourth quarter of 2007

•	Full-year 2008 non-GAAP net earnings from continuing operations of $617.2 million or $2.93 per diluted share compared to $645.2 million or $2.94 per diluted share in 2007

•	Fourth-quarter 2008 non-GAAP net earnings from continuing operations of $129.3 million or $0.63 per diluted share compared to $172.3 million or $0.80 per diluted share in the fourth quarter of 2007

•	Generated cash from operations of over $1 billion in 2008

CHICAGO, February 25, 2009 – R.R. Donnelley & Sons Company (NYSE: RRD) today reported a fourth-quarter net loss from continuing operations of $686.9 million or $3.35 per diluted share on net sales of $2.8 billion compared to a net loss from continuing operations of $292.9 million or $1.37 per diluted share on net sales of $3.1 billion in the fourth quarter of 2007. The fourth-quarter net loss from continuing operations included pre-tax charges for impairment ($1,127.6 million) and restructuring ($10.7 million) totaling $1,138.3 million in 2008 and for impairment ($460.3 million) and restructuring ($16.9 million) totaling $477.2 million in 2007. As detailed in the attached tables, substantially all of the charges are non-cash and follow the Company’s annual impairment test of goodwill and intangible assets. Substantially all of the restructuring charges in both the fourth quarter of 2008 and the fourth quarter of 2007 were associated with the reorganization of certain operations and the exiting of certain business activities. The Company recorded an income tax benefit of $273.4 million in the fourth quarter of 2008 primarily reflecting deductions related to the decline in value and reorganization of certain entities within the International segment.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP earnings from continuing operations totaled $129.3 million or $0.63 per diluted share in the fourth quarter of 2008 compared to $172.3 million or $0.80 per diluted share in the fourth quarter of 2007. Fourth-quarter non-GAAP net earnings from continuing operations exclude impairment and restructuring charges in both 2008 and 2007. For non-GAAP comparison purposes, the effective tax rate increased to 30.8% in the fourth quarter of 2008 from 26.7% in the fourth quarter of 2007 due to lower benefits from the release of tax valuation allowances and

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

a lower benefit from the expiration of state tax statutes of limitations in 2008. A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

“Volatility in the global economy has resulted in significant declines in demand across nearly all of the diverse industries that we serve,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “Though our industry has been adversely impacted, we generated over $1 billion in cash from operations in 2008. We will continue to focus on two primary elements of our strategy. These are to achieve operational excellence in serving our customers and to maintain a very strong liquidity position by maximizing cash flow and deploying it prudently.”

Quinlan added, “We believe that the breadth of our product, service, and geographic offerings, our scale and our proprietary technologies create significant competitive advantages that position us well to maintain our leadership position.”

Business Review (Continuing Operations)

The company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.8 billion, down 9.5% from the fourth quarter of 2007. The decrease was caused by volume declines, unfavorable foreign exchange rates and continued price pressure primarily due to the worsening global recession, offset slightly by acquisitions. Gross margin decreased to 24.0% in the fourth quarter of 2008 from 25.1% in the fourth quarter of 2007 due to volume and price declines and an increase in the LIFO provision, offset in part by the benefits of our productivity efforts and a reduction in our variable compensation expense. SG&A expense as a percentage of net sales improved to 9.7% in the fourth quarter of 2008 from 10.5% in the fourth quarter of 2007, primarily due to the benefit of productivity initiatives and reduced variable compensation expense, offset in part by an increase in the bad debt provision. Operating income in both periods was negatively impacted by charges for impairment and restructuring of $1,138.3 million in the fourth quarter of 2008 and $477.2 million in the fourth quarter of 2007 that resulted in an operating loss of $892.9 million in the fourth quarter of 2008 and $183.4 million in the fourth quarter of 2007.

Excluding charges for impairment and restructuring, the non-GAAP operating margin in the fourth quarter of 2008 decreased to 8.8% from 9.5% in the fourth quarter of 2007, as the benefits from our productivity efforts and reduction in variable compensation expense were more than offset by volume and price declines.

Segments

Net sales for the U.S. Print and Related Services segment in the quarter decreased 4.9% to $2.2 billion from the fourth quarter of 2007 due to volume declines and price pressure across most product lines, driven primarily by economic conditions. Partially offsetting these declines were sales from the acquisitions of Cardinal Brands and Pro Line Printing. The segment’s operating income, which was negatively impacted by charges for impairment and restructuring of $380.2 million in the fourth quarter of

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

2008 and $5.2 million in the fourth quarter of 2007, decreased to an operating loss of $128.3 million in the fourth quarter of 2008 compared to operating income of $283.8 million in the fourth quarter of 2007. Excluding impairment and restructuring charges, the segment’s non-GAAP operating margin decreased to 11.7% in the fourth quarter of 2008 from 12.7% in the fourth quarter of 2007, as the impact of volume and price declines was partially offset by the benefits of our productivity efforts and the reduction in variable compensation expense.

Net sales for the International segment in the quarter decreased 22.1% to $637.8 million from the fourth quarter of 2007 due to volume declines and unfavorable foreign exchange rates in most reporting units as well as continued price pressure. Partially offsetting these declines were volume increases in Latin America and Asia. The segment’s operating income was negatively impacted by charges for impairment and restructuring of $757.5 million in the fourth quarter of 2008 and $466.8 million in the fourth quarter of 2007 that resulted in an operating loss of $712.8 million in the fourth quarter of 2008 and $407.4 million in the fourth quarter of 2007. Excluding impairment and restructuring charges, the segment’s non-GAAP operating margin decreased to 7.0% in the fourth quarter of 2008 from 7.3% in the fourth quarter of 2007 as the impact of volume and price declines as well as a higher bad debt provision was partially offset by productivity and cost management initiatives and the reduction in variable compensation expense.

Unallocated Corporate operating expense decreased to $51.8 million in the fourth quarter of 2008 from $59.8 million in the fourth quarter of 2007. Excluding charges for restructuring of $0.6 million in the fourth quarter of 2008 and charges for restructuring and impairment of $5.2 million in the fourth quarter of 2007, Corporate operating expense decreased $3.4 million to $51.2 million in the fourth quarter of 2008, as lower variable compensation expense and the benefits of productivity initiatives were partially offset by higher bad debt and LIFO provisions.

Outlook

As a consequence of the unpredictable global environment and its potential impacts on competitors and customers, the Company will not provide full-year earnings per share guidance for 2009 on its conference call today. However, the Company will provide detail behind its strategic and operational plans on the call.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its fourth-quarter and full-year results today, Wednesday, February 25, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: http://www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 79873109.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 144 years ago, the company provides products and solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

Contact Information

Media:	Investors:
Doug Fitzgerald	Dan Leib
EVP, Communications	SVP, Treasurer
630-322-6830	312.326.7710
doug.fitzgerald@rrd.com	dan.leib@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers’ financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of December 31, 2008 and December 31, 2007

(UNAUDITED)

(In millions, except per share data)

	December 31, 2008	December 31, 2007
Assets

Current Assets
Cash and cash equivalents	$324.0	$379.0
Restricted cash equivalents	7.9	63.9
Receivables, less allowance for doubtful accounts	1,903.2	2,180.7
Income taxes receivable	189.4	0.5
Inventories	695.7	709.5
Prepaid expenses and other current assets	104.6	85.5
Deferred income taxes	56.2	102.2

Total Current Assets	$3,281.0	$3,521.3

Property, plant and equipment - net	2,564.0	2,726.0
Goodwill	2,425.9	3,264.9
Other intangible assets - net	831.1	1,323.2
Prepaid pension cost	15.6	833.2
Other noncurrent assets	376.7	418.1

Total Assets	$9,494.3	$12,086.7

Liabilities

Current Liabilities
Accounts payable	$767.6	$954.9
Accrued liabilities	795.7	1,085.3
Short-term and current portion of long-term debt	923.5	725.0

Total Current Liabilities	$2,486.8	$2,765.2

Long-term debt	3,203.3	3,601.9
Postretirement benefit obligations	291.9	247.9
Deferred income taxes	260.9	872.3
Pension liability	491.5	128.9
Other noncurrent liabilities	441.0	560.2
Liabilities of discontinued operations	0.4	3.0

Total Liabilities	$7,175.8	$8,179.4

Shareholders’ Equity

Common stock, $1.25 par value	$303.7	$303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2008 and 2007

Additional paid-in capital	2,885.7	2,858.4

Retained earnings	903.8	1,312.9

Accumulated other comprehensive income (loss)	(580.7)	341.3

Treasury stock, at cost, 37.2 shares in 2008 (2007 - 27.1 shares)	(1,194.0)	(909.0)

Total Shareholders’ Equity	$2,318.5	$3,907.3

Total Liabilities and Shareholders’ Equity	$9,494.3	$12,086.7

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2008 and 2007

(In millions, except per share data)

(UNAUDITED)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2008 GAAP	ADJUSTMENTS TO NON-GAAP	2008 NON-GAAP	2007 GAAP	ADJUSTMENTS TO NON-GAAP	2007 NON-GAAP	2008 GAAP	ADJUSTMENTS TO NON-GAAP	2008 NON-GAAP	2007 GAAP	ADJUSTMENTS TO NON-GAAP	2007 NON-GAAP
Net sales	$2,796.3	$—	$2,796.3	$3,088.2	$—	$3,088.2	$11,581.6	$—	$11,581.6	$11,587.1	$—	$11,587.1

Cost of sales (exclusive of depreciation and amortization shown below)	2,124.3	—	2,124.3	2,314.2	—	2,314.2	8,576.3	—	8,576.3	8,532.4	—	8,532.4
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	272.6	—	272.6	325.6	—	325.6	1,220.5	—	1,220.5	1,302.3	—	1,302.3
Restructuring and impairment charges	1,138.3	(1,138.3)	—	477.2	(477.2)	—	1,184.7	(1,184.7)	—	839.0	(839.0)	—
Depreciation and amortization	154.0	—	154.0	154.6	—	154.6	640.6	—	640.6	598.3	—	598.3

Total operating expenses	3,689.2	(1,138.3)	2,550.9	3,271.6	(477.2)	2,794.4	11,622.1	(1,184.7)	10,437.4	11,272.0	(839.0)	10,433.0

Income (loss) from continuing operations	(892.9)	1,138.3	245.4	(183.4)	477.2	293.8	(40.5)	1,184.7	1,144.2	315.1	839.0	1,154.1

Interest expense - net	55.4	—	55.4	59.4	—	59.4	226.4	—	226.4	227.3	—	227.3
Investment and other income (expense) - net	(9.4)	9.9	0.5	1.3	—	1.3	(2.4)	9.9	7.5	3.6	—	3.6

Earnings (loss) from continuing operations before income taxes and minority interest	(957.7)	1,148.2	190.5	(241.5)	477.2	235.7	(269.3)	1,194.6	925.3	91.4	839.0	930.4

Income tax expense (benefit)	(273.4)	332.0	58.6	51.0	12.0	63.0	(83.9)	385.7	301.8	136.5	145.4	281.9
Minority interest	2.6	—	2.6	0.4	—	0.4	6.3	—	6.3	3.3	—	3.3

Net earnings (loss) from continuing operations	(686.9)	816.2	129.3	(292.9)	465.2	172.3	(191.7)	808.9	617.2	(48.4)	693.6	645.2

Income (loss) from discontinued operations - net of tax	0.1	(0.1)	—	(0.4)	0.4	—	1.8	(1.8)	—	(0.5)	0.5	—

Net earnings (loss)	$(686.8)	$816.1	$129.3	$(293.3)	$465.6	$172.3	$(189.9)	$807.1	$617.2	$(48.9)	$694.1	$645.2

Earnings per share:
Basic:
Net earnings (loss) from continuing operations	$(3.35)		$0.63	$(1.37)		$0.80	$(0.91)		$2.94	$(0.22)		$2.96
Income from discontinued operations, net of tax	$—		$—	$—		$—	$0.01		$—	$—		$—

Net earnings (loss)	$(3.35)		$0.63	$(1.37)		$0.80	$(0.90)		$2.94	$(0.22)		$2.96

Diluted:
Net earnings (loss) from continuing operations	$(3.35)		$0.63	$(1.37)		$0.80	$(0.91)		$2.93	$(0.22)		$2.94
Income from discontinued operations, net of tax	$—		$—	$—		$—	$0.01		$—	$—		$—

Net earnings (loss)	$(3.35)		$0.63	$(1.37)		$0.80	$(0.90)		$2.93	$(0.22)		$2.94

Weighted average common shares outstanding:
Basic	205.0		205.0	214.7		214.7	210.2		210.2	218.0		218.0
Diluted	205.0		205.2	214.7		215.5	210.2		210.7	218.0		219.1

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$(892.9)	(31.9)%	$(686.8)	$(3.35)	$(183.4)	(5.9)%	$(293.3)	$(1.37)

Non-GAAP adjustments:
Restructuring and impairment charges (1)	1,138.3	40.7%	1,043.2	5.09	477.2	15.4%	465.2	2.17
Investment and other income (expense) - net (2)	—	—	1.8	0.01	—	—	—	—
Income tax adjustments (3)	—	—	(228.8)	(1.12)	—	—	—	—
(Income) loss from discontinued operations	—	—	(0.1)	0.00	—	—	0.4	—

Total Non-GAAP adjustments	$1,138.3	40.7%	$816.1	$3.98	$477.2	15.4%	$465.6	$2.17

Non-GAAP measures	$245.4	8.8%	$129.3	$0.63	$293.8	9.5%	$172.3	$0.80

(1)	Restructuring and impairment charges (pre-tax): Operating results for the three months ended December 31, 2008 and 2007 were affected by the following restructuring and impairment charges:

	2008	2007
Employee termination costs (a)	$7.5	$14.7
Lease termination and other facility closure costs	3.2	2.2

Total restructuring expense	$10.7	$16.9

Goodwill and intangible asset impairment of the following reporting units:

Business process outsourcing	$574.7	$436.1
Forms & labels	297.8	—
Canada	152.0	—
Office products	78.6	—
Global Turnkey Solutions	22.3	—

Total goodwill and intangible asset impairment	$1,125.4	$436.1
Other asset impairment	2.2	24.2

Total impairment charges	$1,127.6	$460.3

(a)	Employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(2)	Investment and other income (expense) - net: Net earnings (loss) for the three months ended December 31, 2008 reflect a loss of $1.8 million resulting from the termination of the Company’s cross-currency swaps.
(3)	Income tax adjustments: Net earnings (loss) for the three months ended December 31, 2008 reflect a tax benefit of $228.8 million resulting from the decline in value and reorganization of certain entities within the International segment.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Twelve Months Ended December 31, 2008				Twelve Months Ended December 31, 2007
	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	Income (loss) from continuing operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$(40.5)	(0.3)%	$(189.9)	$(0.90)	$315.1	2.7%	$(48.9)	$(0.22)
Non-GAAP adjustments:
Restructuring and impairment charges (1)	1,184.7	10.2%	1,073.9	5.11	839.0	7.3%	702.9	3.20
Investment and other income (expense) - net (2)	—	—	1.8	0.01	—	—	—	—
Income tax adjustments (3)	—	—	(266.8)	(1.28)	—	—	(9.3)	(0.04)
(Income) loss from discontinued operations (4)	—	—	(1.8)	(0.01)	—	—	0.5	—

Total Non-GAAP adjustments	1,184.7	10.2%	807.1	3.83	839.0	7.3%	694.1	3.16

Non-GAAP measures	$1,144.2	9.9%	$617.2	$2.93	$1,154.1	10.0%	$645.2	$2.94

(1)	Restructuring and impairment charges (pre-tax): Operating results for the twelve months ended December 31, 2008 and 2007 were affected by the following restructuring and impairment charges:

	2008	2007
Employee termination costs (a)	$44.1	$49.3
Lease termination and other facility closure costs	10.6	11.1

Total restructuring expense	$54.7	$60.4

Goodwill and intangible asset impairment of the following reporting units:

Business process outsourcing	$574.7	$436.1
Forms & labels	297.8	—
Canada	152.0	—
Office products	78.6	—
Global Turnkey Solutions	22.3	—

Total goodwill and intangible asset impairment	$1,125.4	$436.1
Write-off of various trade name intangibles	—	316.1
Other asset impairment	4.6	26.4

Total impairment charges	$1,130.0	$778.6

(a)	Employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(2)	Investment and other income (expense) - net: Net earnings for the twelve months ended December 31, 2008 reflect a loss of $1.8 million resulting from the termination of the Company’s cross-currency swaps.
(3)	Income tax adjustments: Net earnings for the twelve months ended December 31, 2008 were affected by a $228.8 million tax benefit resulting from the decline in value and reorganization of certain entities within the International segment, and a $38 million reversal of reserves for uncertain tax positions.

Income tax expense for the twelve months ended December 31, 2007 reflects a benefit from a reduction in deferred tax liabilities due to a decrease in the statutory rate in the United Kingdom.

(4)	(Income) loss from discontinued operations: The net income from discontinued operations for the twelve months ended December 31, 2008 reflects the reversal of a deferred tax liability for the Company’s package logistics business.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended December 31, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Three Months Ended December 31, 2008
Net sales	$2,158.5	$637.8	$—	$2,796.3
Operating expense	2,286.8	1,350.6	51.8	3,689.2

Operating income (loss)	(128.3)	(712.8)	(51.8)	(892.9)
Operating margin %	(5.9)%	(111.8)%	nm	(31.9)%

Non-GAAP Adjustments
Restructuring charges	2.1	8.0	0.6	10.7
Impairment charges	378.1	749.5	—	1,127.6

Total Non-GAAP adjustments	380.2	757.5	0.6	1,138.3

Operating income (loss) excluding restructuring and impairment charges	$251.9	$44.7	$(51.2)	$245.4
Operating margin before restructuring and impairment charges %	11.7%	7.0%	nm	8.8%

Depreciation and amortization	110.2	33.5	10.3	154.0
Capital expenditures	44.2	31.9	8.2	84.3

Three Months Ended December 31, 2007
Net sales	$2,269.2	$819.0	$—	$3,088.2
Operating expense	1,985.4	1,226.4	59.8	3,271.6

Operating income (loss)	283.8	(407.4)	(59.8)	(183.4)
Operating margin %	12.5%	(49.7)%	nm	(5.9)%

Non-GAAP Adjustments
Restructuring charges	3.1	11.0	2.8	16.9
Impairment charges	2.1	455.8	2.4	460.3

Total Non-GAAP adjustments	5.2	466.8	5.2	477.2

Operating income (loss) excluding restructuring and impairment charges	$289.0	$59.4	$(54.6)	$293.8
Operating margin before restructuring and impairment charges %	12.7%	7.3%	nm	9.5%

Depreciation and amortization	108.3	40.4	5.9	154.6
Capital expenditures	117.3	36.7	6.9	160.9

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Twelve Months Ended December 31, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Twelve Months Ended December 31, 2008
Net sales	$8,704.2	$2,877.4	$—	$11,581.6
Operating expense	7,995.3	3,442.0	184.8	11,622.1

Operating income (loss)	708.9	(564.6)	(184.8)	(40.5)
Operating margin %	8.1%	(19.6)%	nm	(0.3)%

Non-GAAP Adjustments
Restructuring charges	25.8	25.0	3.9	54.7
Impairment charges	380.0	749.7	0.3	1,130.0

Total Non-GAAP adjustments	405.8	774.7	4.2	1,184.7

Operating income (loss) excluding restructuring and impairment charges	$1,114.7	$210.1	$(180.6)	$1,144.2
Operating margin before restructuring and impairment charges %	12.8%	7.3%	nm	9.9%

Depreciation and amortization	432.9	166.4	41.3	640.6
Capital expenditures	187.9	104.4	30.6	322.9

Twelve Months Ended December 31, 2007
Net sales	$8,601.9	$2,985.2	$—	$11,587.1
Operating expense	7,778.1	3,300.2	193.7	$11,272.0

Operating income (loss)	823.8	(315.0)	(193.7)	315.1
Operating margin %	9.6%	(10.6)%	nm	2.7%

Non-GAAP Adjustments
Restructuring charges	23.5	24.1	12.8	60.4
Impairment charges	261.6	514.6	2.4	778.6

Total Non-GAAP adjustments	285.1	538.7	15.2	839.0

Operating income (loss) excluding restructuring and impairment charges	$1,108.9	$223.7	$(178.5)	$1,154.1
Operating margin before restructuring and impairment charges %	12.9%	7.5%	nm	10.0%

Depreciation and amortization	405.1	161.1	32.1	598.3
Capital expenditures	307.1	151.7	23.2	482.0

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2008 and 2007

IN MILLIONS

(UNAUDITED)

	2008	2007
Operating Activities

Net loss	$(189.9)	$(48.9)

Net (earnings) loss from discontinued operations	(1.8)	0.5

Adjustment to reconcile net loss to cash provided by operating activities	1,733.1	1,345.7

Changes in operating assets and liabilities	(524.7)	(120.5)

Net cash provided by operating activities of continuing operations	1,016.7	1,176.8
Net cash used in operating activities of discontinued operations	(0.8)	(0.7)

Net cash provided by operating activities	1,015.9	1,176.1

Net cash used in investing activities of continuing operations	(351.2)	(2,510.9)
Net cash used in investing activities of discontinued operations	—	—

Net cash used in investing activities	(351.2)	(2,510.9)

Net cash (used in) provided by financing activities of continuing operations	(676.8)	1,476.2
Net cash used in financing activities of discontinued operations	—	—

Net cash (used in) provided by financing activities	(676.8)	1,476.2

Effect of exchange rate on cash and cash equivalents	(42.9)	26.2

Net (decrease) increase in cash and cash equivalents	(55.0)	167.6

Cash and cash equivalents at beginning of period	379.0	211.4

Cash and cash equivalents at end of period	$324.0	$379.0

Supplemental non-cash disclosure:

Use of restricted cash to fund obligations associated with deferred compensation plans	$25.3	$36.5

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Three Months Ended December 31, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended December 31, 2008
U.S. Print and Related Services	$2,158.5	$—	$2,158.5
International	637.8	—	637.8

Consolidated	$2,796.3	$—	$2,796.3

Three Months Ended December 31, 2007
U.S. Print and Related Services	$2,269.2	$78.8	$2,348.0
International	819.0	—	819.0

Consolidated	$3,088.2	$78.8	$3,167.0

Net sales change
U.S. Print and Related Services	-4.9%		-8.1%
International	-22.1%		-22.1%
Consolidated	-9.5%		-11.7%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2008 and 2007 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the three months ended December 31, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Cardinal Brands, Inc. (acquired December 27, 2007) and Pro Line Printing, Incorporated (acquired March 14, 2008).

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Twelve Months Ended December 31, 2008 and 2007

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Twelve Months Ended December 31, 2008
U.S. Print and Related Services	$8,704.2	$23.6	$8,727.8
International	2,877.4	—	2,877.4

Consolidated	$11,581.6	$23.6	$11,605.2

Twelve Months Ended December 31, 2007
U.S. Print and Related Services	$8,601.9	$460.2	$9,062.1
International	2,985.2	9.2	$2,994.4

Consolidated	$11,587.1	$469.4	$12,056.5

Net sales change
U.S. Print and Related Services	1.2%		-3.7%
International	-3.6%		-3.9%
Consolidated	0.0%		-3.7%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the twelve months ended December 31, 2008 and 2007 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the twelve months ended December 31, 2008, the adjustment for net sales of acquired businesses reflects the net sales of Pro Line Printing, Incorporated (acquired March 14, 2008).

For the twelve months ended December 31, 2007, the adjustment for net sales of acquired businesses reflects the net sales of Banta Corporation (acquired January 9, 2007), Perry Judd’s Holdings Incorporated (acquired January 24, 2007), Von Hoffmann (acquired May 16, 2007), Cardinal Brands, Inc. (acquired December 27, 2007) and Pro Line Printing, Incorporated (acquired March 14, 2008).

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of December 31, 2008

$ IN MILLIONS

(UNAUDITED)

Total Liquidity (1)
Cash (2)	$324.0
Committed Credit Facility (“Facility”) (3)	2,000.0

2,324.0

Usage
Commercial paper	289.8
Borrowings under Facility	200.0
Letters of credit outstanding under Facility	35.7

525.5

Net Available Liquidity	$1,798.5

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Over 80% of this cash is located outside the U.S.; permanent repatriation to the U.S. would be taxable.
(3)	$2 billion committed credit facility maturing on January 6, 2012.